FORM 8-A12g

                  Securities and Exchange Commission
                        Washington, D.C. 20549

           For registration of certain classes of securities
                pursuant to section 12(b) or (g) of the
                    Securities Exchange Act of 1934

                             Travco, Inc.
               ----------------------------------------
        (Exact name of registrant as specified in its charter)

Nevada                                     88-0473256
----------------------------------------------------------
(State of incorporation                (I.R.S. Employer
or organization)                      Identification No.)

9315 Horizon Vista Lane, Las Vegas, NV     89117
----------------------------------------------------------
(Address of principal executive offices)   (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: (if applicable)

                    Common Stock, $0.001 par value
            ----------------------------------------------
                           (Title of class)

       Information required in registration statement

Item 1. Description of Registrant's Securities to be
Registered.

Information with respect to our common stock, class A redeemable warrants and class B redeemable warrants is incorporated herein by reference to the section captioned "Description of Securities" in the prospectus included in the Registration Statement on Form SB-2 (Registration No. 333-50186), as amended (the "Registration Statement"), filed under the Securities Act of 1933, as amended, with the
Securities and Exchange Commission (the "Commission"). The Registration Statement was originally filed with the Commission on November 17, 2000.

Item 2. Exhibits.

Exhibit             Title

3.1*                Articles of Incorporation

3.2*                By-Laws of the Registrant

5.1*                Opinion of Chapman & Flanagan, Ltd. as
                    to legality

10.1*               Licensing Agreement and Exclusive Right
                    to Use for Patent Nr. 5,517,712 dated
                    October 4, 2000

10.2*               Licensing Agreement and Exclusive Right
                    to Use for Patent Nr. 375,839 dated
                    October 4, 2000

23.1*               Consent of Chapman & Flanagan, Ltd.
                    (contained in Exhibit 5.1)

23.2*               Consent of Merdinger, Fruchter, Rosen &
                    Corso, P.C., Certified Public
                    Accountants

99.1*               Subscription Agreement


* Incorporated herein by reference to the exhibits of the same number in Registrant's Registration Statement on Form
SB-2, as amended, filed on February 27, 2002.


                          Signature

Pursuant to the requirements of Section 12 of the Securities
Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Travco, Inc.

Date:  March 21, 2002



By:  /s/ Lisa A. Schiano
     Lisa A. Schiano, President